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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           the Securities Act of 1934

      Date of report (Date of earliest event reported): November 23, 1999

                             USA TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in its Charter)

Pennsylvania                      33-70992                       23-269963
(State or other           (Commission File Number)           (I.R.S. Employer
jurisdiction of                                             Identification No.)
incorporation)

                            200 Plant Avenue
                          Wayne, Pennsylvania                    19087
                 (Address of principal executive offices)     (Zip Code)

       Registrant's telephone number, including area code: (610) 989-0340



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Item 5.  Other Events

         As reported in the Company's Quarterly Report on Form 10- QSB for the quarter ended September 30, 1999, the Company authorized a private placement offering ("Offering") of up to 150 units at a price of $10,000 per unit. Each unit consists of 10,000 shares of restricted Common Stock at $1.00 per share, and 10,000 1999-B Common Stock Purchase Warrants("Warrants"). Each Warrant entitles the holder to purchase one share of restricted Common Stock for $2.00 at any time through March 31, 2000. The offering is being conducted by the Company pursuant to the exemption from registration set forth in Rule 506 promulgated under the Securities Act of 1933, as amended ("Act"), and is being sold only to accredited investors as defined in Rule 501 promulgated thereunder. Neither the Common Stock, Warrants nor the Common Stock underlying the Warrants have been registered under the Act and may not be offered or sold absent registration or an applicable exemption from such registration requirements. The Company has agreed to use its best efforts to register for resale under the Act all of the Common Stock sold in the Offering as well as all of the Common Stock underlying the Warrants.

         On November 23, 1999, the Company increased the size of the Offering to up to 320 units. If all of the units are sold, the Offering would result in gross proceeds to the Company of $3,200,000, and the Company will have issued 3,200,000 shares of Common Stock and Warrants to purchase up to 3,200,000 shares of Common Stock at $2.00 per share. The Company has received subscription agreements for all of the 320 units.

         On November 23, 1999 the Company granted to certain executive officers of the Company fully vested options to purchase an aggregate of 90,000 shares of Common Stock, as follows: Stephen P. Herbert, President - options for 45,000 shares; Brock Kolls, Vice President- options for 30,000 shares; and Leland Maxwell, Chief Financial Officer- options for 15,000 shares. Each such option is exercisable at $2.00 per share of Common Stock. All of the foregoing options are exercisable in whole or in part at any time within five years following the grant thereof (i.e., until November 23, 2004). The Company has agreed to use its best efforts to prepare and file an appropriate Registration Statement with the Securities and Exchange Commission registering all of the shares of Common Stock underlying the foregoing options for resale under the Act.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              USA TECHNOLOGIES, INC.

                                              By: /s/Leland P. Maxwell
                                                  ------------------------------
                                                  Leland P. Maxwell,
                                                  Chief Financial Officer

December 2, 1999